UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2007

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 658-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mark G. Thompson as CFO

On November 26, 2007, Mark G. Thompson announced his intention to step down as Spark’s CFO effective December 19, 2007. Mr. Thompson, will remain the principal accounting officer of Spark Networks, Inc. (the “Company”) through December 31, 2007 and will remain employed by the Company until January 2008 to facilitate the transition of the incoming CFO.

Appointment of Brett Zane as CFO

On November 27, 2007, Brett Zane was appointed as the Company’s new CFO effective December 20, 2007 and will assume the duties of principal accounting officer on January 1, 2008. Since 2006, Mr. Zane, 41, served as chief financial officer of Lindora, Inc., a regional commercial weight loss management company. Prior to that, since 2004, Mr. Zane was chief financial officer of Action Media Holdings, LLC, from 2003 until 2004 he was chief financial officer of Liberman Broadcasting, Inc., a Spanish-language television and radio broadcaster, during which time certain securities of Liberman became publicly traded, and from 1994 to 2003, Mr. Zane was vice president and chief financial officer of Logex Corporation, a specialty logistics and distribution company. Mr. Zane holds an MBA from The Anderson Graduate School of Management at UCLA and a Bachelor of Science in Economics from The Wharton School, University Of Pennsylvania. Mr. Zane does not have any family relationships with any of the Company’s executive officers or directors.

Employment Agreement with Brett Zane

On November 27, 2007, in connection with the appointment of Brett Zane as CFO, the Company and Mr. Zane executed an Executive Employment Agreement (the “Agreement”). A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of Mr. Zane’s Agreement in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by the terms of the Agreement.

Term, Salary and Bonus. The Agreement will continue indefinitely subject to the termination provisions. Pursuant to the terms of the Agreement, Mr. Zane will receive a base salary of $255,000 per year. Mr. Zane will also be eligible for an annual performance bonus with a target amount of $125,000 determined based on the Company’s calendar year revenue, a measure of the Company’s calendar year profits such as earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA, and a discretionary component (the “Performance Bonus”). The initial period for the Performance Bonus will begin on January 1, 2008. Mr. Zane is eligible for all health and welfare benefits generally available to the Company’s full-time employees, he will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company and vacation.

Option Grants. On December 20, 2007, the effective date of the Agreement, Mr. Zane will receive an option grant of 240,000 shares with an exercise price equal to the fair market value of the Company’s common stock on that date. Twenty-five percent (25%) of the options will vest and become exercisable on the first anniversary of the date of grant and thereafter six-and-a-quarter percent (6.25%) of the options will vest and become exercisable at the end of each three-month period following such date, such that all of the options will be vested and exercisable as of the fourth anniversary of the date of grant. The options will have a term of seven years. Plus, the options will contain a “Change of Control Provision” whereby all unvested options will vest if any person acquires a vested interest in more than 50% of the Company’s shares. However, in the event a successor company desires to retain Mr. Zane’s services for the one-year period following a change of control, those options that were accelerated and the payment of any proceeds from such option acceleration will be deposited in an escrow, which will provide that (i) if employment with the successor company is terminated during the one-year period following the change of control by the successor company for cause or by Mr. Zane without good reason, he will forfeit the accelerated options and any proceeds, and (ii) the accelerated options and any proceeds will be paid to Mr. Zane immediately upon the earlier of (x) the first anniversary of the change of control if Mr. Zane maintains continuous employment with the successor company throughout the one-year period, or (y) the date of termination if Mr. Zane’s employment is terminated for any reason other than by the successor company for cause or by Mr. Zane without good reason.

Termination and Benefits. The Agreement may be terminated upon 30 days’ notice by Mr. Zane or the Company without good reason or without cause, respectively. The Agreement will terminate upon Mr. Zane’s death, and may be terminated by the Company upon disability (incapacity due to physical or mental illness causing him to be absent from his duties for three consecutive months, and he does not return after 30 days written notice of termination) or for cause, or by Mr. Zane for good reason. For 12 months after termination, Mr. Zane has agreed not to solicit the Company’s employees or customers. If the Agreement is terminated by the Company without cause or by Mr. Zane for good reason, Mr. Zane will be entitled to receive severance pay from the Company for a period of six months. The amount of severance pay to be paid to Mr. Zane each month shall be equal to: (i) his current monthly salary plus (ii) if Mr. Zane has completed more than four months of the then current performance period, one-sixth of the Performance Bonus pro-rated for the completion of the period, with such severance payments to be paid in accordance with the Company’s normal payroll cycle. Termination with “cause” means (i) a material misappropriation of any assets of the Company, (ii) a material breach by Mr. Zane that has not been cured within 30 days after written notice, (iii) the conviction of, or plea of guilty or nolo contendere, to a felony or to any criminal offense involving moral turpitude or (iv) gross negligence or willful misconduct in connection with the material duties required by the Agreement. “Good reason” includes (i) the Company's requirement to relocate to a location in excess of fifty (50) miles from Company's current office location; (ii) Mr. Zane’s base salary or Performance Bonus target opportunity is reduced by the Company or unpaid by the Company if earned and payable, or the terms and conditions for stock option agreements are not fully complied with by the Company; (iii) a material reduction in title, duties and/or responsibilities; or (iv) any material breach by Company that is not cured within 30 days of written notice. Mr. Zane will not be entitled to any severance if his employment is terminated due to death or disability, he voluntarily resigns or is terminated by the Company with cause.

Item 7.01	Regulation FD Disclosure.

On November 27, 2007, the Company issued a press release announcing the appointment of Brett Zane as the new Chief Financial Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01 as well as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Executive Employment Agreement executed November 27, 2007 between Spark Networks, Inc. and Brett Zane

99.1	Press Release dated November 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.
Date: November 27, 2007

	By:	/s/ Joshua Kreinberg
	Name:	Joshua Kreinberg
	Title:	General Counsel